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                                [Letterhead of]

                              ARTHUR ANDERSEN LLP

                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Cytec Industries Inc. Registration Statement on Form S-4 File No. 333-62287 of our report dated February 19, 1997, included in Current Report on Form 8-K File No. 001-12372. It should be noted that we have not audited any financial statements of Fiberite Holdings, Inc. subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.


                                             /s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona,
 October 8, 1998